UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 8, 2015

TRIPADVISOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35362	80-0743202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 1st Avenue, Needham, MA 02494

(Address of principal executive offices) (Zip code)

781-800-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2015, TripAdvisor, LLC (the “Company”) announced that Ernst Teunissen will join the Company as Senior Vice President and Chief Financial Officer effective November 9, 2015 (the “Effective Date”). A copy of this press release is furnished as Exhibit 99.1 to this report.

Mr. Teunissen, age 49, served as Executive Vice President and Chief Financial Officer of Cimpress N.V., f/k/a Vistaprint N.V., since March 2011, and Vice President, Corporate Strategy, from 2009 to 2011. Before joining Cimpress, Mr. Teunissen was a founder and director of two corporate finance and management consulting firms: Manifold Partners from May 2007 through September 2009 and ThreeStone Ventures Limited from June 2003 through September 2009. From August 1999 to February 2003, Mr. Teunissen served as an executive director in Morgan Stanley’s Investment Banking Division in London. Mr. Teunissen holds a Master of Business Administration degree from the University of Oregon and a Bachelor of Business Administration from Nijenrode University, The Netherlands School of Business.

In connection with his appointment, on October 6, 2015, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Teunissen, to be effective on the Effective Date and expiring on March 31, 2018 (the “Term”). The Employment Agreement provides that during the Term of his employment:

•	Mr. Teunissen will be paid an annual base salary of $425,000.

•	Mr. Teunissen will receive a signing bonus of $100,000, such amount to be repaid in full should Mr. Teunissen terminate his employment with the Company of his own volition other than for Good Reason (as defined in the Employment Agreement) prior to completing 12 months of employment.

•	Mr. Teunissen will be eligible for an annual bonus, subject to approval of the Company’s Compensation Committee, with a target of 75% of base salary, although the bonus related to any partial year, including calendar year 2015 shall be payable on a pro rata basis.

•	Mr. Teunissen will be eligible for annual equity grants pursuant to the Company’s 2011 Stock and Annual Incentive Plan, as amended (the “Stock Plan”), subject to approval of the Company’s Compensation Committee, with an annual target of restricted stock units (“RSUs”) with an award value of $1,000,000 vesting equally over four years, in each case subject to Mr. Teunissen being continuously employed by the Company through the applicable vesting date; provided that Mr. Teunissen will not be eligible for another grant of stock options for a period of four years from the Effective Date.

•	Mr. Teunissen will receive a one-time equity award of (i) a stock option with a grant date value of $5,000,000, such option to vest over a four-year period, with 50% vesting on the third anniversary of the Effective Date and 50% vesting on the fourth anniversary of the Effective Date, and (ii) RSUs with an award value of $2,000,000, with 50% of such RSUs vesting on the first anniversary of the Effective Date and 50% of such RSUs vesting on the second anniversary of the Effective Date.

•	In the event that, prior to the expiration of the Term, Mr. Teunissen is terminated by the Company without Cause (as defined in the Employment Agreement) or resigns for Good Reason, in either case subject to the execution and non-revocation of a separation and release and compliance with the restrictive covenants described below, then:

•	The Company will continue to pay Mr. Teunissen’s base salary through the longer of (i) the end of the Term and (ii) 12 months following the date of termination (provided that such payments will be offset by any amount earned from another employer during such time period);

•	The Company will pay COBRA health insurance coverage for Mr. Teunissen and his eligible dependents through the longer of the end of the Term and 12 months following the date of termination;

•	The Company will pay Mr. Teunissen any accrued obligations in a lump sum;

•	The Company will consider in good faith the payment of an annual cash bonus on a pro rata basis and based on actual performance for the year in which termination of employment occurs;

•	All equity awards held by Mr. Teunissen that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•	The vested stock options of Mr. Teunissen will remain exercisable for 18 months following the date of termination or, if earlier, through the expiration date.

•	In the event that, prior to the expiration of the Term, Mr. Tenuissen is terminated by the Company for Cause or resigns without Good Reason, Mr. Teunissen will receive any accrued obligations in a lump sum and be eligible to take all proper actions with respect to the equity awards vested as of the date of termination.

Upon the expiration of the Term and subject to certain conditions, if the Company determines not to renew the Employment Agreement on substantially the same terms (except for the provisions regarding the initial equity grants), the initial stock option described above will be treated as though such option vested annually pro rata over the vesting period and such portion of the stock option that would have vested through the expiration date of the term shall vest and remain exercisable for 18 months following the date of the non-renewal or, if earlier, through the expiration date.

Mr. Teunissen has agreed to be restricted from competing with the Company or any of its subsidiaries or affiliates, or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, from the Effective Date through the longer of (i) the Term and (ii) 12 months after the termination of employment.

Since January 1, 2014, Mr. Teunissen has not been a participant in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000. There are no family relationships between Mr. Teunissen and any other director or executive officer of the Company.

The foregoing description of the Employment Agreement is summary in nature and is qualified in its entirety by the text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of October 6, 2015, between TripAdvisor, LLC and Ernst Teunissen

99.1	Press Release of TripAdvisor, Inc. dated October 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

Dated: October 8, 2015	By:	/s/ Seth J. Kalvert
Seth J. Kalvert
Senior Vice President, General
Counsel and Secretary

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